EXHIBIT (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to us under the heading "Other Service Providers-Independent Registered Public Accounting Firms" in the Statement of Additional Information of Eaton Vance Multi-Cap Growth Fund, which is part of this Post-Effective Amendment No. 99 to Registration Statement No. 2-22019 on Form N-1A of Eaton Vance Growth Trust.

/s/ Deloitte & Touche LLP

Boston, Massachusetts December 20, 2007